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                                 Exhibit 10.8
                                 [Letterhead]



September 30, 1997

Mr. Edward D.  Postal
Chief Financial Officer
PSINet Inc.
510 Huntmar Park
Herndon, VA 20170

Dear Ed:

Reference is hereby made to the Amended and Restated Credit Agreement, as amended, (the "Agreement") made as of the 10th day of November, 1995 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.) ("PSI") and Fleet National Bank (f/k/a Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). PSI has requested that the Bank amend several financial covenants as follows:

Section 4.22 Quick ratio - For the quarter ending September 30, 1997 a ratio not to be less than 1.15:1.00; for the quarter ending December 31, 1997 and thereafter a ratio not to be less than 1.25:1.00.

Section 4.23 Tangible Net Worth - For the quarter ending September 30, 1997 the requirement shall equal or exceed $55,000,000; for quarter ending December 31, 1997 the requirement shall equal or exceed $75,000,000; for quarter ending March 31, 1998 the requirement shall equal or exceed $70,000,000; for the quarter ending June 30, 1998 and thereafter, the requirement shall equal or exceed $67,500,000. The foregoing shall be increased by (i) 80% of all positive net income earned during the applicable fiscal quarter, plus (ii) 50% of the net tangible proceeds in excess of $40,000,000 received from the sale by PSI of any shares of its capital stock during the fiscal quarter ending December 31, 1997; and 50% of all such net tangible proceeds commencing with the fiscal quarter ending March 31, 1998.

Section 4.24 Consolidated EBITDA - For the quarter ending September 30, 1997 the requirement shall be not less than negative $4,000,000; for the quarters ending December 31, 1997, March 31, 1998, June 30, 1998, AND September 30, 1998 the requirement shall be not less than $1, $1,000,000 and $2,500,000, and $5,000,000 respectively.

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Section 4.25  Leverage Ratio - For the quarter ending September 30, 1997 a ratio not to exceed 1.65:1.00; for the quarter ending December 31, 1997 a ratio not to exceed 1.25:1.00; for the quarter ending March 31, 1998 and thereafter, a ratio not to exceed 1.50:1.00, subject to the proviso in section 4.25. Total liabilities as defined under section 4.25 shall exclude any obligations to deliver additional securities, cash or a combination thereof (at the option of PSI) pursuant to the bandwidth transaction with IXC Communications Inc.

Section 4.26 Debt Service Ratio - The ratio of Consolidated EBITDA to Debt Service shall, as of the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1998 equal or exceed 1.25:1.00. Debt service as defined under section 4.26 shall exclude any interest accreting as a result of any obligations to deliver additional securities, cash or a combination thereof (at the option of PSI) pursuant to the bandwidth transaction with IXC Communications, Inc. There shall be no debt service ratio applicable prior to the fiscal quarter ending December 31, 1998.

In addition, PSI requests that the Bank extend the Revolving Credit Maturity Date until December 31, 1997.

In accordance with the amendments detailed herein PSI shall remit to the Bank an amendment fee of $12,500.

The Bank hereby consents to these changes. Nothing herein shall be deemed to constitute a waiver, release or amendment of any other terms of the Agreement. PSI represents and warrants that the execution of this amendment has been duly authorized by PSI by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or cause an event which, with the passage of time or giving of notice or both, could cause a default on the part of PSI under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of PSI.

PSI further represents that this letter represents legal, valid and binding obligations of PSI, enforceable against PSI in accordance with their respective terms. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof, except for those representations which relate to a specific date which are true and correct as of such date, and PSI is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.

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Ed, we again look forward to continuing our relationship with PSI. Please sign below to evidence your acceptance of this amendment, whereupon this amendment shall be a biding agreement between us.



Yours sincerely

Fleet National Bank.


/s/ Thomas W. Davies
-----------------------------------
By: Thomas W. Davies
Title: Senior Vice President


Agreed and Accepted  /s/ Edward D. Postal                  Date:
                    -------------------------------        ---------------------
                     Edward D. Postal
                     Chief Financial Officer









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                             ALLONGE TO PROMISSORY NOTE







The maturity date of the attached Promissory Note dated November 30, 1994 (As Amended and Restated through November 10, 1995) for $5,000,000 is hereby extended to December 31, 1997 from September 30, 1997.

This Allonge will be governed by the terms and conditions of the Amended and Restated Credit Agreement, as amended (the "Agreement"), made as of the 10th day of November, 1995 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.) and Fleet National bank (f/k/a Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A.). Nothing herein shall be deemed to constitute a waiver, release or amendment of any terms of the Agreement.


                                           /s/ Edward D. Postal
-----------------------------------        -------------------------------
Witness                                    Name:  Edward D. Postal
                                           Title: CFO
                                           PSINet Inc.
                                           Date:  9/30/97

 /s/ [Illegible]                           /s/ Thomas W. Davies
-----------------------------------        -------------------------------
Witness                                    Thomas W. Davies
                                           Senior Vice President
                                           Fleet National Bank
                                           Date:   9/30/97



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